Castelle                                                           Exhibit 10.16

--------------------------------------------------------------------------------


                              EMPLOYMENT AGREEMENT


This Employment Agreement ("Agreement") is entered into on the __ day of April, 2002, by and between SCOTT C. MCDONALD ("Executive") and CASTELLE, a California corporation (the "Company").

WHEREAS, the Company desires to employ Executive to provide personal services to the Company, and wishes to provide Executive with certain compensation and benefits in return for his services; and

WHEREAS, Executive wishes to be employed by the Company and provide personal services to the Company in return for certain compensation and benefits;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

EMPLOYMENT BY THE COMPANY.

         The effective date of this Agreement shall be April 22, 2002.

         Subject to terms set forth herein, the Company agrees to employ Executive in the position of Chief Executive Officer and Executive hereby accepts such employment effective as of April 22, 2002 (the "Employment Date"). During the term of his employment with the Company, Executive will devote his best efforts and substantially all of his business time and attention (except for vacation periods as set forth herein and reasonable periods of illness or other incapacities permitted by the Company's general employment policies or as otherwise set forth in this Agreement) to the business of the Company. Executive will work at the Company's Morgan Hill, California headquarters.

         Executive shall serve in an executive capacity and shall perform such duties as are customarily associated with the position of Chief Executive Officer and such other duties as are assigned to Executive by the Company's Board of Directors (the "Board"). Executive will report to the Board. Executive shall continue to serve on the Board and the Company will use its best efforts to re-elect Executive to the Board.

         The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company and Executive will be expected to abide by Company rules and policies, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

COMPENSATION.

         Salary. Executive shall receive for services to be rendered hereunder an annualized base salary of two hundred thousand dollars ($200,000), payable on a semi-monthly basis and subject to standard payroll deductions and required withholdings.

         Bonus. Executive will be eligible to earn quarterly performance bonuses, in a total amount of up to one hundred thousand dollars ($100,000) per year, if performance criteria to be developed by the Compensation Committee of the Board (the "Compensation Committee") are met as determined in the sole discretion of the Compensation Committee. These performance criteria will be established by the Compensation Committee prior to the end of the second quarter of the year. In the event Executive exceeds the performance criteria established by the Compensation Committee in a given year (as determined by the Compensation Committee), Executive will be eligible to earn bonuses that exceed a total of one hundred thousand dollars ($100,000) for the year. The performance criteria will be measured quarterly, and the performance bonuses will be earned and paid (to the extent earned) on a quarterly basis.. During the first four (4) quarters of Executive's employment, Executive will receive guaranteed bonus payments of twenty-five thousand dollars ($25,000) per quarter so long as he remains an employee in good standing as of the bonus payment date.

         Standard Company Benefits. Executive shall be entitled to all rights and benefits for which he is eligible under the terms and conditions of the standard Company benefits and compensation practices which may be in effect from time to time and provided by the Company to its executive employees generally.

         Stock Option Awards. Subject to approval by the Compensation Committee, on April 5, 2002 the Board shall grant Executive a statutory stock option to acquire two hundred thousand (200,000) shares of the Common Stock of the Company (the "Initial Option"). The Initial Option shall be granted under the Company's 1988 Incentive Stock Plan (the "Option Plan"), and the exercise price per share will be equal to one hundred percent (100%) of the fair market value of the Company's Common Stock, as determined under the Option Plan on the date of grant. The Initial Option shall be subject to the terms and conditions of the Option Plan, any amendments thereto, and the corresponding grant agreement. Subject to Executive's Continuous Service to the Company (as defined in the Option Plan), one-fourth (1/4) of the Initial Option shares shall vest on the date that is six (6) months after the Employment Date and an additional one-twenty-fourth (1/24) of the Initial Option shares shall vest each calendar month for eighteen (18) months thereafter . In addition, at such time as enough shares of Common Stock become available for grant under the Option Plan or under a new stock option plan, subject to approval by the Compensation Committee, the Board shall grant to Executive a second stock option grant to purchase an additional one hundred thousand (100,000) shares of the Company's Common Stock (the "Second Option") at an exercise price equal to the fair market value of the Common Stock on the date of grant as determined under the applicable option plan. The Second Option shall be subject to the terms and conditions of the applicable stock option plan, any amendments thereto, and the corresponding grant agreement. The vesting commencement date for the Second Option shall be the second anniversary of the Employment Date and, subject to Executive's Continuous Service to the Company (as defined in the applicable stock option plan), the Second Option shares will become fully vested on the third year anniversary of the Employment Date. Vesting of shares of the Initial Option and Second Option may be accelerated upon a termination of Executive's employment with the Company to the extent provided by the provisions of the Executive Severance and Transition Benefits Agreement that Executive will enter into with the Company.

         Executive Severance And Transition Benefits Agreement. Effective as of the Employment Date, Executive will be eligible to enter into an Executive Severance and Transition Benefits Agreement with the Company in the form attached hereto as Exhibit A (the "Severance Agreement"). The Severance Agreement will provide the sole severance benefits that Executive will be eligible to receive upon Executive's termination of employment with the Company for any reason.

PROPRIETARY INFORMATION OBLIGATIONS.

         Agreement. As a condition of his employment, Executive agrees to execute and abide by the Proprietary Information and Inventions Agreement attached hereto as Exhibit B.

         Remedies. Executive's duties under the Proprietary Information and Inventions Agreement shall survive termination of his employment with the Company. Executive acknowledges that a remedy at law for any breach or threatened breach by him of the provisions of the Proprietary Information and Inventions Agreement would be inadequate, and he therefore agrees that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

OUTSIDE ACTIVITIES.

         Except for Executive's current directorship positions with the following two outside companies (Octant Technologies, Inc. and Epsilon
         LLC), and with the prior written consent of the Board, Executive will not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise, other than ones in which Executive is a passive investor. Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of his duties hereunder.

         During the term of his employment by the Company, except on behalf of the Company, Executive will not directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which were known by him to compete directly with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company; provided, however, that anything above to the contrary notwithstanding, he may own, as a passive investor, securities of any competitor corporation, so long as his direct holdings in any one such corporation shall not in the aggregate constitute more than one percent (1%) of the voting stock of such corporation

AT-WILL EMPLOYMENT RELATIONSHIP.

         Both the Company and Executive shall have the right to terminate Executive's employment with the Company at any time, with or without cause or prior notice. If Executive's employment with the Company is terminated, Executive will be eligible to receive severance benefits only to the extent provided by the Severance Agreement.

NONINTERFERENCE.

         While employed by the Company, and for one (1) year immediately following his employment termination date, Executive agrees not to interfere with the business of the Company by soliciting, attempting to solicit, inducing, or otherwise causing any employee of the Company to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any competitor of the Company.

GENERAL PROVISIONS.

         Notices. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at his address as listed on the Company payroll.

         Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

         Waiver. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

         Right to Work. As required by law, this Agreement is subject to satisfactory proof of Executive's right to work in the United States.

         Complete Agreement. This Agreement, including its exhibits, constitutes the complete, final and exclusive embodiment of Executive's employment agreement with the Company. This Agreement is entered into without reliance upon any promise, warranty or representation, written or oral, on any subject concerning Executive's employment with the Company other than those expressly contained herein, and it supersedes any other such promises, warranties, representations or agreements. This Agreement cannot be modified or amended except in a writing signed by the Executive and a duly authorized member of the Board.

         Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement. Facsimile signatures shall suffice as original signatures.

         Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

         Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

         Attorneys' Fees. If either party hereto brings any action to enforce his or its rights hereunder, each party in any such action shall be responsible for its own attorneys' fees and costs incurred in connection with such action.

         Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                                     CASTELLE



                                                    By:  /s/ Donald L. Rich
                                                    DONALD L. RICH
                                                    Title: Chairman of the Board
                                                    Date  :April 22, 2002


Accepted and agreed this
22nd day of April, 2002



/s/Scott C. McDonald
SCOTT C. MCDONALD


                             EXECUTIVE SEVERANCE AND

                          TRANSITION BENEFITS AGREEMENT

THIS EXECUTIVE SEVERANCE AND TRANSITION BENEFITS AGREEMENT (the "Agreement") is entered into effective as of the 22nd day of April, 2002, between SCOTT C. MCDONALD, ("Executive") and CASTELLE, a California corporation (the "Company"). This Agreement is intended to provide Executive with the compensation and benefits described herein upon the occurrence of specific events. Certain capitalized terms used in this Agreement are defined in Article 5.


       The Company and Executive hereby agree as follows:

                                   Article 1

                            EMPLOYMENT BY THE COMPANY

     1.1 The Company and Executive wish to set forth the compensation and benefits which Executive shall be entitled to receive (i) in the event Executive's employment with the Company terminates, or (ii) in the event there is a Change in Control of the Company, under the circumstances described herein.

     1.2 The duties and obligations of the Company to Executive under this Agreement shall be in consideration for Executive's past services to the Company, Executive's continued employment with the Company, and Executive's execution of the general waiver and release described in Section 3.2.

     1.3 This Agreement shall remain in full force and effect so long as Executive is employed by the Company; provided, however, that Executive's rights to payments and benefits under Article 2 shall continue until the Company's obligation to provide such payments and benefits is satisfied.

     1.4 This Agreement shall supersede any other agreements relating to Executive's termination of employment with the Company.

                                   Article 2

              SEVERANCE, CHANGE IN CONTROL AND TRANSITION BENEFITS

     2.1 Severance Benefits. If Executive's employment terminates due to an Involuntary Termination Without Cause or a Voluntary Termination for Good Reason after the date of execution of this Agreement, and without regard to any Change in Control of the Company, the termination of employment will be a Covered Termination. Executive shall receive Base Pay and bonus that have accrued but are unpaid as of the date of such Covered Termination, and, within thirty (30) days following such Covered Termination, Executive shall also receive a lump sum payment equal to one hundred percent (100%) of Executive's Base Pay, all of the foregoing subject to applicable tax withholding. In addition, following a Covered Termination, Executive and Executive's covered dependents will be eligible to continue their health care benefit coverage as permitted by COBRA (Internal Revenue Code Section 4980B) at the same cost to Executive as in effect immediately prior to the Covered Termination for the one (l)-year period following the Covered Termination.

     2.2 Transition Bonus.

     (a) In the event there is a Change in Control of the Company and Executive continues to render services to the Company for ninety (90) days following the closing of the transaction resulting in such Change in Control, then, if:

          (i) Executive's employment has been terminated and such termination is not a Covered Termination, Executive shall be entitled to a lump-sum payment equal to fifty percent (50%) of Executive's Base Pay, subject to applicable withholding; or

          (ii) Executive's employment has been terminated and such termination is a Covered Termination, Executive shall be entitled to a lump-sum payment equal to the Severance Benefits set forth in
               Section 2.1 of this Agreement, subject to applicable withholding.

     (b) If Executive does not terminate employment with the successor company on or before the ninetieth (90th) day after the closing of the transaction resulting in a Change in Control and continues to render services to the Company from and after the ninetieth (90th) day following such closing, then Executive shall be entitled to a lump-sum payment equal to fifty percent (50%) of Executive's Base Pay, subject to applicable withholding, and without regard to any payment that might be received by Executive with respect to a Covered Termination.

     2.3  Acceleration of Vesting of Outstanding Options.

     (a) If Executive's employment terminates and such termination is a Covered Termination, the vesting of any options to purchase common stock of the Company then held by Executive shall accelerate and such options shall become immediately vested as to fifty percent (50%) of the total number of unvested shares of common stock subject to such options.

     2.4 Mitigation. Executive shall not be required to mitigate damages or the amount of any payment provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer or by any retirement benefits received by Executive after the date of the Covered Termination, or otherwise.

     2.5 Possible Outcomes. The chart attached hereto as Exhibit B is intended to summarize the possible cash benefits payable under this Article 2 in the circumstances indicated and is incorporated into this Agreement for the convenience of the parties.

                                   Article 3

                     LIMITATIONS AND CONDITIONS ON BENEFITS

     3.1 Withholding of Taxes. The Company shall withhold appropriate federal, state, local (and foreign, if applicable) income and employment taxes from any payments hereunder.

     3.2 Employee Agreement and Release Prior to Receipt of Benefits. On or promptly after the occurrence of a Covered Termination and prior to the receipt of any benefits under this Agreement on account of the occurrence of such Covered Termination, and prior to his receipt of any payments pursuant to Sections 2.2(a)(ii) or 2.2(b), Executive shall execute the Employee Agreement and Release (the "Release") in the form attached hereto as Exhibit A (or, at the Company's election, in any other form provided by the Company). Such Release shall specifically relate to all of Executive's rights and claims in existence at the time of such execution (both known and unknown) and shall confirm Executive's obligations under the Company's standard form of proprietary information agreement. It is understood that Executive will have, as determined by the Company, either twenty-one (21) or forty-five (45) days to consider whether to execute such Release, and Executive may revoke such Release within seven (7) calendar days after execution. In the event Executive does not execute such Release within the required time period, or if Executive revokes such Release within the subsequent seven (7) calendar day period, no benefits shall be payable under this Agreement and this Agreement shall be null and void.

                                   Article 4

                            OTHER RIGHTS AND BENEFITS

     4.1 Nonexclusivity. Except as otherwise expressly provided herein, nothing in the Agreement shall prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company and for which Executive may otherwise qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under other agreements with the Company. Except as otherwise expressly provided herein, amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company at or subsequent to the date of a Covered Termination shall be payable in accordance with such plan, policy, practice or program.

     4.2 Parachute Payments. If the severance and other benefits provided to Executive under this Agreement (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section 4.2, such severance and other benefits would be subject to the excise tax imposed by Section 4999 of the Code, then Executive's benefits under this Agreement shall be payable either:

     (a)  in full; or

     (b) as to such lesser amount which would result in no portion of such severance and other benefits being subject to excise tax under Section 499 of the Code,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Executive, on an after-tax basis, of the greatest amount of severance benefits under this Agreement. Unless the Company and Executive otherwise agree in writing, any determination required under this Section 4.2 shall be made in writing by independent public accountants agreed to by the Company and Executive (the "Accountants"), whose determination shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 4.2, the Accountants may make reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this
Section 4.2. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 4.2.

                                   Article 5

                                   DEFINITIONS

       For purposes of the Agreement, the following terms are defined as follows:

     5.1 "Base Pay" means Executive's annual base pay at the rate in effect during the last regularly scheduled payroll period immediately preceding any termination of Executive's employment or, if higher, Executive's annual base pay in effect as of the date of this Agreement if subsequent to that time Executive has agreed to a reduction in base pay in connection with a general reduction in the base pay of other similarly situated employees of the Company.

     5.2 "Change in Control" means (1) a dissolution, liquidation or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

     5.3 "Covered Termination" means an Involuntary Termination Without Cause or a Voluntary Termination for Good Reason.

     5.4 "Involuntary Termination Without Cause" means Executive's dismissal or discharge for reasons other than fraud, misappropriation, embezzlement or intentional misconduct on the part of Executive which resulted in material loss, damage or injury to the Company. The termination of Executive's employment will not be deemed to be an "Involuntary Termination Without Cause" if such termination occurs as a result of Executive's death or disability. For purposes of the foregoing, "disability" means a disability, as that term is defined in the long term disability plan maintained by the Company that covers Executive, that continues for ninety (90) days.

     5.5 "Voluntary Termination For Good Reason" means that the Executive voluntarily terminates employment within ninety (90) days after any of the following are undertaken without Executive's express written consent:

     (a) the assignment to Executive of any duties or responsibilities which result in a material diminution or adverse change of Executive's position, status or circumstances of employment;

     (b)  a reduction by the Company in Executive's Base Pay;

     (c) a material reduction in the amount of quarterly performance bonuses Executive is eligible to receive, or the elimination of the bonus program described in Executive's Employment Agreement with the Company as it pertains to Executive;

     (d) any failure by the Company to continue in effect any benefit plan or arrangement, including incentive plans or plans to receive securities of the Company, in which Executive is participating (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect Executive's participation in or reduce Executive's benefits under any Benefit Plans or deprive Executive of any fringe benefit then enjoyed by Executive, provided, however, that Executive may not terminate for Good Reason if the Company offers a range of benefit plans and programs which, taken as a whole, are comparable to the Benefit Plans as determined in good faith by the Company;

     (e) a relocation of Executive or the Company's principal business offices to a location more than twenty (20) miles from the current location at which Executive performs duties, except for required travel by Executive on the Company's business to an extent substantially consistent with Executive's business travel obligations;

     (f) any breach by the Company of any provision of this Agreement or Executive's Employment Agreement dated April 22, 2002; or

     (g) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company.

                                   Article 6

                               GENERAL PROVISIONS

     6.1 Employment Status. This Agreement does not constitute a contract of employment or impose on Executive any obligation to remain as an employee, or impose on the Company any obligation (i) to retain Executive as an employee,
(ii) to change the status of Executive as an at-will employee, or (iii) to change the Company's policies regarding termination of employment.

     6.2 Notices. Any notices provided hereunder must be in writing and such notices or any other written communication shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at Executive's address as listed in the Company's payroll records. Any payments made by the Company to Executive under the terms of this Agreement shall be delivered to Executive either in person or at the address as listed in the Company's payroll records.

     6.3 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

     6.4 Waiver. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

     6.5 Arbitration. Unless otherwise prohibited by law or specified below, all disputes, claims and causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation shall be resolved solely and exclusively by final and binding arbitration before a single arbitrator held in San Francisco, California through Judicial Arbitration & Mediation Services/Endispute ("JAMS") under the then existing JAMS employment arbitration rules. However, nothing in this section is intended to prevent either party from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

     6.6 Complete Agreement. This Agreement, including Exhibit A, Exhibit B, and any other written agreements referred to in this Agreement, constitutes the entire agreement between Executive and the Company and it is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter. It is entered into without reliance on any promise or representation other than those expressly contained herein.

     6.7 Amendment or Termination of Agreement. This Agreement may be changed or terminated only upon the mutual written consent of the Company and Executive. The written consent of the Company to a change or termination of this Agreement must be signed by an executive officer of the Company after such change or termination has been approved by the Compensation Committee of the Company's Board of Directors.

     6.8 Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

     6.9 Headings. The headings of the Articles and Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning hereof.

     6.10 Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any duties hereunder and may not assign any rights hereunder without the written consent of the Company, which consent shall not be withheld unreasonably.

     6.11 Attorneys' Fees. If Executive brings any action to enforce his rights hereunder, Executive shall be responsible for his own attorneys' fees and costs incurred in connection with such action, regardless of the outcome of such action.

     6.12 Choice Of Law. All questions concerning the construction. validity and interpretation of this Agreement will be governed by the law of the State of California, without regard to such state's conflict of laws rules.

     6.13 Non-Publication. The parties mutually agree not to disclose publicly the terms of this Agreement except to the extent that disclosure is mandated by applicable law, made pursuant to required or standard corporate reporting guidelines, or made to the parties' respective personal advisors.

     6.14 Construction Of Agreement. In the event of a conflict between the text of the Agreement and any summary, description or other information regarding the Agreement, the text of the Agreement shall control.

       IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year written above.


CASTELLE                                                     SCOTT C. MCDONALD


By: /s/Donald L. Rich                                      /s/ Scott C. McDonald
    -----------------                                      ---------------------

Printed Name: Donald L. Rich

Title: Chairman of the Board


Exhibit A: Employee Agreement and Release
Exhibit B: Chart of Possible Outcomes

                                    EXHIBIT A

                         EMPLOYEE AGREEMENT AND RELEASE


       I understand and agree completely to the terms set forth in the foregoing Executive Severance and Transition Benefits Agreement ("Agreement").

       I hereby confirm my obligations under the Company's proprietary information agreement.

       I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have.

       Except as otherwise set forth in the Agreement, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date that I sign this Employee Agreement and Release ("Release"), including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to the Company's indemnification obligation pursuant to agreement or applicable law or to reduce or eliminate any coverage I may have under the Company's director and officer liability policy, if any.

       I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release;
       (B) I have the right to consult with an attorney prior to executing this Release; (C) I have forty-five (45) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following my execution of this Release to revoke the Release; and (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Release is executed by me (the "Effective Date").


SCOTT C. MCDONALD
/s/ Scott C. McDonald

Date: April 22, 2002

                                    EXHIBIT B

                          POSSIBLE CASH PAYMENTS UNDER
              EXECUTIVE SEVERANCE AND TRANSITION BENEFITS AGREEMENT



---------------------------------------- -------------------------------------- --------------------------------------
                                         Termination that Does Not Qualify as      Termination that Qualifies as a
                                                 a Covered Termination                   Covered Termination
---------------------------------------- -------------------------------------- --------------------------------------
Prior to Change in Control               Cash:  -0-                             Cash:  12 months base pay
---------------------------------------- -------------------------------------- --------------------------------------
0 - 89 days after Change in Control      Cash:  -0-                             Cash:  12 months base pay
---------------------------------------- -------------------------------------- --------------------------------------
90 days after Change in Control          Cash:  6 months base pay               Cash:  12 months base pay
---------------------------------------- -------------------------------------- --------------------------------------
90+ days after Change in Control         Cash:  6 months base pay               Cash:  18 months base pay
---------------------------------------- -------------------------------------- --------------------------------------

Castelle                                                           Exhibit 10.16




                                    CASTELLE

                           2002 EQUITY INCENTIVE PLAN

                          As Adopted December 20, 2002


     1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company's future performance through awards of Options and Restricted Stock. Capitalized terms not defined in the text are defined in Section 23 ("Definitions).

     2. SHARES SUBJECT TO THE PLAN.

               2.1 Number of Shares Available. Subject to Sections 2.2 ("Adjustment of Shares") and 17 ("Corporate Transactions"), the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 850,000 Shares plus Shares that are subject to: (a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued.

               2.2 Adjustment of Shares. In the event that the number of outstanding shares of the Company's Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the number of Shares that may be granted pursuant to Sections 3 ("Eligibility"),
          5.10 ("No Disqualification") and 8 ("Automatic Grants to Outside Directors") below, (c) the Exercise Prices of and number of Shares subject to outstanding Options, and (d) the number of Shares subject to other outstanding Awards may, upon approval of the Board in its discretion, be proportionately adjusted in compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

     3.  ELIGIBILITY.  ISOs (as defined in Section 5  ("Options")  below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, independent contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than 300,000 Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder. A person may be granted more than one Award under this Plan.

     4. ADMINISTRATION.

          4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Except to the extent which may otherwise be required by the terms of Section 8 ("Automatic Grants to Outside Directors") hereof, and subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. The Committee will have the authority to:

               (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

               (b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

               (c)  select persons to receive Awards;

               (d)  determine the form and terms of Awards;

               (e) determine the number of Shares or other consideration subject to Awards;

               (f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

               (g)  grant waivers of Plan or Award conditions;

               (h)  determine the vesting, exercisability and payment of Awards;

               (i)  correct any defect,  supply any  omission or  reconcile  any
                    inconsistency   in  this  Plan,   any  Award  or  any  Award
                    Agreement;

               (j)  determine whether an Award has been earned;

               (k)  initiate an Awards Exchange Program; and

               (l) make all other determinations necessary or advisable for the administration of this Plan.

          4.2 Committee Discretion. Except for automatic grants to Outside Directors pursuant to Section 8 ("Automatic Grants to Outside Directors") hereof, any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or the Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

     5. OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code ("ISOs") or Nonqualified Stock Options ("NQSOs"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

          5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO ("Stock Option Agreement"), and, except to the extent which may otherwise be required by the terms of Section 8 ("Automatic Grants to Outside Directors") hereof, will be in such form and contain such provisions

     (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

          5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

          5.3 Exercise Period. Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company ("Ten Percent Shareholder") will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

          5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than eighty-five percent (85%) of the Fair Market Value of the Shares on the date of grant; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; and (ii) the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section7 ("Payment for Share Purchases").

          5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Participant's investment intent and access to information and other matters, if any, as may be required by or desirable to the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

          5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, the exercise of an Option will always be subject to the following:

               (a) If the Participant is Terminated for any reason except the Participant's death or Disability, then the Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event no later than the expiration date of the Options.

               (b) If the Participant is Terminated because of Participant's death or Disability (or the Participant dies within three
                    (3) months after a Termination other than for Cause or because of the Participant's Disability), then the Participant's Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant's death or Disability, or
                    (b) twelve (12) months after the Termination Date when the Termination is for the Participant's death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

               (c)  If  the   Participant   is   terminated   for  Cause,   then
                    Participant's  Options  shall  expire on such  Participant's
                    Termination Date, or at such later time and on such conditions as are determined by the Committee.

          5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

          5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in such calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

          5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 ("Exercise Price") for Options granted on the date the action is taken to reduce the Exercise Price.

          5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code. In no event shall the total number of Shares issued (counting each reissuance of a Share that was previously issued and then forfeited or repurchased by the Company as a separate issuance) under the Plan upon exercise of ISOs exceed 10,000,000 Shares (adjusted in proportion to any adjustments under Section 2.2 ("Adjustment of Shares") hereof) over the term of the Plan.

     6. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "Purchase Price"), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

          6.1 Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement ("Restricted Stock Purchase Agreement") that will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock Awards will be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

          6.2 Purchase Price. The Purchase Price will be determined by the Committee on the date the Restricted Stock Award is granted or at the time the purchase is consummated, except in the case of a sale to a Ten Percent Shareholder, in which case the Purchase Price will be one hundred percent (100%) of the Fair Market Value on the date the Restricted Stock Award is granted or at the time the purchase is consummated. Payment of the Purchase Price may be made in accordance with Section 7 ("Payment for Share Purchases").

          6.3 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant's individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted
     Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

          6.4 Termination During Performance Period. If a Participant is terminated during a Performance Period for any reason, then such
     Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee determines otherwise.

     7. PAYMENT FOR SHARE PURCHASES.

          7.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

               (a) by cancellation of indebtedness of the Company to the Participant;

               (b) by surrender of shares that either: (1) have been owned by the Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by the Participant in the public market;

               (c) by waiver of compensation due or accrued to the Participant for services rendered to the Company or a Parent or Subsidiary of the Company;

               (d) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's Common Stock exists:

                    (1) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                    (2) through a "margin" commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

               (e)  by any combination of the foregoing.

          7.2 Loan Guarantees. The Committee may, subject to its express approval and where permitted by law, help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

     8. AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.

          8.1 Types of Options and Shares. Options granted under this Plan and subject to this Section 8 shall be NQSOs.

          8.2 Eligibility. Options subject to this Section 8 shall be granted only to Outside Directors.

          8.3 Initial Grant. Each Outside Director who first becomes a member of the Board on or after the Effective Date will automatically be granted an option for that fixed number of Shares which the Committee has established for initial grants to Outside Directors as of the date of each grant (an "Initial Grant") on the date such Outside Director first becomes a member of the Board, unless such Outside Director received a grant of options before the Effective Date.

          8.4 Succeeding Grant. On April 1 of each year (or the next business day should such date be a legal holiday), each Outside Director will automatically be granted an option for that fixed number of Shares which the Committee has established for succeeding grants to Outside Directors as of the date of each grant (a "Succeeding Grant"), provided, that the Outside Director is a member of the Board on such date and has served continuously as a member of the Board for a period of at least twelve (12) months since the last option grant (whether an Initial Grant or a Succeeding Grant) to such Outside Director. If less than twelve (12) months has passed, then the number of shares subject to the Succeeding Grant will be pro-rated based on the number of days passed since the last option grant to such Outside Director, divided by 365 days.

          8.5 Vesting. The date an Outside Director receives an Initial Grant or a Succeeding Grant is referred to in this Plan as the "Start Date" for such option.

               (a) Initial Grant. Each Initial Grant will vest and be exercisable as to 8.33333% of the Shares at the end of each full succeeding month after the Start Date, so long as the Outside Director continuously remains a director or a consultant of the Company.

               (b) Succeeding Grant. Each Succeeding Grant will vest and be exercisable as to 8.33333% of the Shares at the end of each full succeeding month after the Start Date, so long as the Outside Director continuously remains a director or a consultant of the Company.

          8.6 Exercise Price. The exercise price of an option pursuant to an Initial Grant or a Succeeding Grant shall be the Fair Market Value of the Shares at the time that such option is granted.

          8.7 Termination. Except as provided below in this Section, the options granted under this Section 8 shall terminate and may not be exercised if the Outside Director ceases to be a member of the Board or a consultant of the Company. The date on which the Outside Director ceases to be a member of the Board or ceases to remain a consultant of the Company shall be referred to as the "Termination Date."

               (a) Termination Generally. If Outside Director ceases to be a member of the Board or a consultant of the Company for any reason except death, Disability or Cause, the options granted under this Section 8, to the extent (and only to the extent) that it would have been exercisable by such Outside Director on the Termination Date, may be exercised by the
                    Outside Director within three (3) months after the Termination Date, but in no event later than the expiration date.

               (b) Death or Disability. If the Outside Director ceases to be a member of the Board or a consultant of the Company because of the death or Disability of the Outside Director, the options granted under this Section 8, to the extent (and only to the extent) that it would have been exercisable by the Outside Director on the Termination Date, may be exercised by the Outside Director within twelve (12) months after the Termination Date, but in no event later than the expiration date.

               (c) Cause. If the Outside Director is terminated for Cause, then the options granted under this Section 8 shall expire on such Outside Director's Termination Date, or at such later time and on such conditions as are determined by the Committee.

     9. WITHHOLDING TAXES.

          9.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

          9.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

     10. TRANSFERABILITY.

                  Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, other than by will or by the laws of descent and distribution, and may not be made subject to execution, attachment or similar process. During the lifetime of the Participant an Award will be exercisable only by the Participant or Participant's legal representative and any elections with respect to an Award may be made only by the Participant or Participant's legal representative.

     11. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

          11.1 Voting and Dividends. No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are restricted stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the restricted stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's Purchase Price or Exercise Price pursuant to Section 11.2 ("Restrictions on Shares").

          11.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant's Termination at any time within ninety (90) days after the later of the Participant's Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant's Exercise Price or Purchase Price, as the case may be.

     12. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

     13. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

     14. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards, including but not limited to an exchange pursuant to an Award Exchange Program and including but not limited to an exchange for a new option at a lower exercise price, whether or not such exchange is simultaneous. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including restricted stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

     15. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. This Plan is intended to comply with the California Corporations Code. Any provision of this Plan which is inconsistent with the California Corporations Code shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of the California Corporations Code. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

     16. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without Cause.

     17. CORPORATE TRANSACTIONS.

          17.1 Assumption or Replacement of Awards by Successor. In the event of
     (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction (each, a "Corporate Transaction"), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 17.1, such Awards will expire on such transaction at such time and on such conditions as the Committee will determine. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate upon a transaction described in this Section 17. If the Committee exercises such discretion with respect to Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

          17.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 17, in the event of the occurrence of any Corporate Transaction described in Section 17.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

          17.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

     18. ADOPTION AND SHAREHOLDER APPROVAL. This Plan will become effective on the date on which the registration statement filed by the Company with the SEC under the Securities Act registering the initial public offering of the Company's Common Stock is declared effective by the SEC (the "Effective Date"). This Plan shall be approved by the shareholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve
(12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Committee may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial shareholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the shareholders of the Company; (c) in the event that initial shareholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Awards shall be cancelled, and any purchase of Shares issued hereunder shall be rescinded; and (d) in the event that shareholder approval of such increase shall not be obtained within the time period provided herein, all Awards granted pursuant to such increase shall be cancelled, any Shares issued pursuant to any Awards granted pursuant to such increase will be cancelled, and any purchase of Shares pursuant to such increase shall be rescinded.

     19. TERM OF PLAN/GOVERNING LAW. Unless earlier Terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of shareholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

     20. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval pursuant to the California Corporations Code, the Code or the regulations promulgated thereunder as such provisions apply to this Plan.

     21. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     22. INSIDER TRADING POLICY. Each Participant and Outside Director who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company's securities by employees, officers and/or directors of the Company.

     23. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

               "Award" means any award under this Plan,  including any Option or
                    Restricted Stock Award.

               "Award Agreement"  means,  with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

               "Awards Exchange  Program" is a program  whereby  outstanding (a)
                    Options are exchanged for new Options with a lower exercise price and (b) Restricted Stock Awards are exchanged for new Restricted Stock Awards with a lower purchase price.

               "Board" means the Board of Directors of the Company.

               "Cause"  means   (a)  the   commission   of  an  act  of   theft,
                    embezzlement, fraud, dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company, or (c) a failure to materially perform the customary duties of employee's employment.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Committee" means the Compensation Committee of the Board.

               "Company" means Corporation, Inc. or any successor corporation.

               "Disability" means a disability,  whether temporary or permanent, partial or total, as determined by the Committee.

               "Exchange Act"  means the  Securities  Exchange  Act of 1934,  as amended.

               "Exercise  Price"  means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

               "FairMarket  Value" means,  as of any date,  the value of a share of the Company's Common Stock determined as follows:

                    (a)  if such  Common  Stock  is then  quoted  on the  Nasdaq
                         National  Market,  its  closing  price  on  the  Nasdaq
                         National Market on the date of determination as reported in The Wall Street Journal;

                    (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

                    (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Board may determine);

                    (d) in the case of an Award made on the Effective Date, the price per share at which shares of the Company's Common Stock are initially offered for sale to the public by the Company's underwriters in the initial public offering of the Company's Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

                    (e)  if  none  of  the  foregoing  is  applicable,   by  the
                         Committee in good faith.

               "Insider"  means an  officer or  director  of the  Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

               "Option" means an award of an option to purchase  Shares pursuant to Section 5 ("Options").

               "Outside Director"  means a member of the Board who is (a) not an employee of the Company or any Parent or Subsidiary of the Company and (b) not a representative of any venture capital funds or corporate investors who own 10% or more of Company's Common Stock.

               "Parent" means any  corporation  (other  than the  Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               "Participant"  means a person who  receives  an Award  under this
                    Plan.

               "Performance Factors" means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

                    (a)  Net revenue and/or net revenue growth;

                    (b) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

                    (c)  Operating income and/or operating income growth;

                    (d)  Net income and/or net income growth;

                    (e)  Earnings per share and/or earnings per share growth;

                    (f)  Total  shareholder   return  and/or  total  shareholder
                         return growth;

                    (g)  Return on equity;

                    (h)  Operating cash flow return on income;

                    (i)  Adjusted operating cash flow return on income;

                    (j)  Economic value added; and

                    (k)  Individual confidential business objectives.

               "Performance  Period"  means the period of service  determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards.

               "Plan" means this  Corporation,  Inc. 2002 Equity Incentive Plan, as amended from time to time.

               "Restricted  Stock  Award"  means an award of Shares  pursuant to
                    Section 6 ("Restricted Stock").

               "SEC" means the Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Shares" means shares of the Company's  Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 ("Shares Subject to the Plan") and 17 ("Corporate Transactions"), and any successor security.

               "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               "Termination" or  "Terminated"  means,  for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Stock Option Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

               "Unvested Shares" means "Unvested Shares" as defined in the Award
                    Agreement.

               "Vested  Shares"  means  "Vested  Shares" as defined in the Award
                    Agreement.

                                    EXHIBIT A

              EXECUTIVE SEVERANCE AND TRANSITION BENEFITS AGREEMENT

                                    EXHIBIT B

            EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT